           As filed with the Securities and Exchange Commission on April 2, 1998

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          __________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          __________________________
                            GENESEE & WYOMING INC.
            (Exact name of Registrant as specified in its charter)

            DELAWARE                                              16-0984624
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                71 LEWIS STREET
                         GREENWICH, CONNECTICUT 06830
                                (203) 629-3722
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                GENESEE & WYOMING INC. 1996 STOCK OPTION PLAN,
                     AS AMENDED BY AMENDMENT NO. 1 THERETO
                             (Full title of Plan)

                            MORTIMER B. FULLER, III
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            GENESEE & WYOMING INC.
                                71 LEWIS STREET
                         GREENWICH, CONNECTICUT 06830
                                (203) 629-3722
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                              AMOUNT TO       PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF SECURITIES           BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     TO BE REGISTERED        REGISTERED        SHARE (1)                PRICE (1)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Class A Common Stock,        200,000/(2)/          $26.75                $5,350,000             $1,622
par value $.01 per share
============================================================================================================

(1) Estimated in accordance with Rule 457(h), as of March 27, 1998, solely for the purpose of calculating the registration fee.

(2) Representing the increased number of shares of Class A Common Stock, par value $.01 per share, issuable pursuant to the Genesee & Wyoming Inc. 1996 Stock Option Plan, as amended by Amendment No. 1 thereto.

                             ____________________

Pursuant to Rule 416, there are also being registered such additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution provisions of the Plan.

                             ____________________

The Registrant's Registration Statement on Form S-8 (Registration No. 333-09165), filed July 30, 1996, is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 2nd day of April, 1998.

                              GENESEE & WYOMING INC.

                              By:  /s/ Alan R. Harris
                                   ------------------
                                   Alan R. Harris
                                   Senior Vice President and
                                   Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of April, 1998.


           SIGNATURE                          TITLE
           ---------                          -----


               *                      Chairman, Chief Executive Officer and
------------------------------        Director (Principal Executive Officer)
Mortimer B. Fuller, III


               *                      Senior Vice President and Chief Financial
------------------------------        Officer (Principal Financial Officer)
Mark W. Hastings



/s/ Alan R. Harris                    Senior Vice President and Chief Accounting
------------------------------        Officer (Principal Accounting Officer)
Alan R. Harris


               *                      Director
------------------------------
James M. Fuller


               *                      Director
------------------------------
Louis S. Fuller


               *                      Director
------------------------------
Robert M. Melzer


               *                      Director
------------------------------
John M. Randolph


               *                      Director
------------------------------
Philip J. Ringo


*By: /s/ Alan R. Harris
     -------------------------
     Alan R. Harris
     Attorney-in-Fact

                               INDEX TO EXHIBITS


* 5.1       Opinion of Harter, Secrest & Emery LLP

*23.1       Consent of Arthur Andersen LLP

*23.2       Consent of Harter, Secrest & Emery LLP (contained in Exhibit 5.1)

*24.1       Power of Attorney

 99.1/(a)/  Amendment No. 1 to Genesee & Wyoming Inc. 1996 Stock Option Plan

__________________________

*      Exhibit filed with this Registration Statement.

/(a)/ Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.